(h)(12)(i)

AMENDMENT TO FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment to Fund of Funds Investment Agreement (the “Amendment”), dated as of July 15, 2025, is made among Voya Equity Trust, Voya Investors Trust, Voya Intermediate Bond Portfolio, Voya Partners, Inc., and Voya Separate Portfolios Trust, (each referred to as the “Acquiring Fund Trust”), on behalf of their series listed on Schedule A, severally and not jointly (each, the “Acquiring Fund”), and The Select Sector SPDR Trust, on behalf of its series listed on Schedule B, severally and not jointly (each, the “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each Acquiring Fund Trust and each Acquired Fund is a party to the Fund of Funds Investment Agreement (the “Agreement”) dated May 3, 2023; and

WHEREAS, each Acquiring Fund Trust and each Acquired Fund desire to amend the Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual considerations contained herein, and intending to be legally bound hereby, the Acquiring Fund Trusts and the Acquired Funds agree as follows:

1.Schedule A to the Agreement is hereby replaced in its entirety with the Schedule A attached hereto.

Notwithstanding anything to the contrary in the Agreement, until August 29, 2025, any Acquiring Fund that was not listed on the Schedule A in effect immediately prior to this Amendment No. 1 is prohibited from making an initial acquisition of shares of any Acquired Fund in excess of the Section 12(d)(1)(A)(i) limits of the 1940 Act.

2.All terms used and not otherwise defined herein shall have the same meaning ascribed to them in the Agreement between the parties hereto.

3.All other terms, conditions, provisions and sections of the Agreement shall remain in full force and effect.

4.This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Agreed and acknowledged:

THE SELECT SECTOR SPDR TRUST (on behalf of each of its series listed on Schedule B, severally and not jointly)

By:	/s/ Ann M. Carpenter______________
Name:	Ann M. Carpenter
Title:	President	______

[Remainder of page intentionally left blank; Acquiring Fund signature page follows]

Voya Equity Trust

Voya Investors Trust

Voya Intermediate Bond Portfolio Voya Partners, Inc.

Voya Separate Portfolios Trust

(each on behalf of their series listed on Schedule A, severally and not jointly)

By:	/s/ Erica McKenna_________________________

Name: Erica McKenna

Title: Vice President

SCHEDULE A

List of Acquiring Fund(s) to Which the Agreement Applies

Acquiring Funds

Voya Equity Trust

VOYA GLOBAL INCOME & GROWTH FUND (formerly, VOYA GLOBAL MULTI-ASSET

FUND)

Voya Investors Trust

VOYA BALANCED INCOME PORTFOLIO

VOYA RETIREMENT AGGRESSIVE PORTFOLIO (formerly, VOYA RETIREMENT GROWTH PORTFOLIO)

VOYA GLOBAL PERSPECTIVES PORTFOLIO VOYA RETIREMENT CONSERVATIVE PORTFOLIO VOYA RETIREMENT MODERATE PORTFOLIO

VOYA RETIREMENT MODERATELY AGGRESSIVE PORTFOLIO (formerly, VOYA RETIREMENT MODERATE GROWTH PORTFOLIO)

Voya Intermediate Bond Portfolio

VOYA INTERMEDIATE BOND PORTFOLIO

Voya Partners, Inc.

VOYA GLOBAL BOND PORTFOLIO

VOYA INDEX SOLUTION 2025 PORTFOLIO

VOYA INDEX SOLUTION 2030 PORTFOLIO

VOYA INDEX SOLUTION 2035 PORTFOLIO

VOYA INDEX SOLUTION 2040 PORTFOLIO

VOYA INDEX SOLUTION 2045 PORTFOLIO

VOYA INDEX SOLUTION 2050 PORTFOLIO

VOYA INDEX SOLUTION 2055 PORTFOLIO

VOYA INDEX SOLUTION 2060 PORTFOLIO

VOYA INDEX SOLUTION 2065 PORTFOLIO

VOYA INDEX SOLUTION 2070 PORTFOLIO (added on 7/15/25)

VOYA INDEX SOLUTION INCOME PORTFOLIO

VOYA SOLUTION 2025 PORTFOLIO

VOYA SOLUTION 2030 PORTFOLIO

VOYA SOLUTION 2035 PORTFOLIO

VOYA SOLUTION 2040 PORTFOLIO

VOYA SOLUTION 2045 PORTFOLIO

VOYA SOLUTION 2050 PORTFOLIO

VOYA SOLUTION 2055 PORTFOLIO

VOYA SOLUTION 2060 PORTFOLIO

VOYA SOLUTION 2065 PORTFOLIO

VOYA SOLUTION 2070 PORTFOLIO (added on 7/15/25)

VOYA SOLUTION AGGRESSIVE PORTFOLIO

VOYA SOLUTION CONSERVATIVE PORTFOLIO

VOYA SOLUTION INCOME PORTFOLIO

VOYA SOLUTION MODERATELY AGGRESSIVE PORTFOLIO

Voya Separate Portfolios Trust

VOYA TARGET IN-RETIREMENT FUND

VOYA TARGET RETIREMENT 2025 FUND

VOYA TARGET RETIREMENT 2030 FUND

VOYA TARGET RETIREMENT 2035 FUND

VOYA TARGET RETIREMENT 2040 FUND

VOYA TARGET RETIREMENT 2045 FUND

VOYA TARGET RETIREMENT 2050 FUND

VOYA TARGET RETIREMENT 2055 FUND

VOYA TARGET RETIREMENT 2060 FUND

VOYA TARGET RETIREMENT 2065 FUND

VOYA TARGET RETIREMENT 2070 FUND (adeed on 7/15/25)

SCHEDULE B

List of Acquired Funds to Which the Agreement Applies

Acquired Funds

Fund Name	Ticker	Trust Name
The Communication Services Select Sector SPDR Fund	XLC	The Select Sector SPDR Trust
The Consumer Discretionary Select Sector SPDR Fund	XLY	The Select Sector SPDR Trust
The Consumer Staples Select Sector SPDR Fund	XLP	The Select Sector SPDR Trust
The Energy Select Sector SPDR Fund	XLE	The Select Sector SPDR Trust
The Financial Select Sector SPDR Fund	XLF	The Select Sector SPDR Trust
The Health Care Select Sector SPDR Fund	XLV	The Select Sector SPDR Trust
The Industrial Select Sector SPDR Fund	XLI	The Select Sector SPDR Trust
The Materials Select Sector SPDR Fund	XLB	The Select Sector SPDR Trust
The Real Estate Select Sector SPDR Fund	XLRE	The Select Sector SPDR Trust
The Technology Select Sector SPDR Fund	XLK	The Select Sector SPDR Trust
The Utilities Select Sector SPDR Fund	XLU	The Select Sector SPDR Trust